Exhibit 99.1

Barnes & Noble

College Booksellers, Inc.

and Subsidiaries

Consolidated Financial Statements

Year Ended May 2, 2009 and Three Months Ended

August 1, 2009 and August 2, 2008

Barnes & Noble

College Booksellers, Inc.

and Subsidiaries

Consolidated Financial Statements

Year Ended May 2, 2009 and Three Months Ended

August 1, 2009 and August 2, 2008

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Independent Auditors’ Report

Board of Directors

Barnes & Noble, Inc.

New York, New York

We have audited the accompanying consolidated balance sheet of Barnes & Noble College Booksellers, Inc. and Subsidiaries as of May 2, 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for the fiscal year then ended on the basis of accounting described in Note 2. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Barnes & Noble College Booksellers, Inc. and Subsidiaries as of May 2, 2009, and the results of their operations and their cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, NY December 9, 2009

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Consolidated Balance Sheets

(Thousands of dollars)

	August 1, 2009	May 2, 2009
	(unaudited)
Assets
Current:
Cash	$19,729	$59,980
Receivables, net	30,293	29,281
Merchandise inventories (Note 2)	587,349	199,739
Prepaid expenses and other current assets	3,174	3,505

Total current assets	640,545	292,505

Property and equipment, net (Note 3)
Buildings and leasehold improvements	86,515	84,993
Fixtures and equipment	202,276	200,241

	288,791	285,234
Less: Accumulated depreciation and amortization	212,741	206,945

Net property and equipment	76,050	78,289

Other noncurrent assets, net (Note 5)	19,503	22,726

Goodwill	1,193	1,193

Total assets	$737,291	$394,713

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings (Note 4)	$180,000	$123,500
Accounts payable – trade	371,555	78,444
Accounts payable – affiliates (Note 7)	107,729	30,481
Accrued employee compensation	15,074	24,897
Accrued liabilities	35,032	55,992

Total current liabilities	709,390	313,314
Long-term liabilities (Note 4)	1,758	1,874

Total liabilities	711,148	315,188

Commitments and contingency (Notes 5 and 6)
Stockholders’ equity:
Common stock – no par value:
Class A, voting; authorized 200 shares; issued 196.67 shares (including 89.34 shares in treasury for both years)	281	281
Class B, nonvoting; authorized 200 shares; issued 16.13 shares (including 16.13 shares in treasury for both years)	153	153
Additional paid-in capital	16,880	16,880
Retained earnings	69,171	122,553

	86,485	139,867
Less: Cost of shares in treasury	60,342	60,342

Total stockholders’ equity	26,143	79,525

	$737,291	$394,713

See accompanying notes to consolidated financial statements.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Consolidated Statements of Operations

(Thousands of dollars)

	Three months ended		Year ended May 2,
	August 1, 2009	August 2, 2008	2009
	(unaudited)
Sales	$215,125	$219,974	$1,782,884
Cost of sales and occupancy (Note 7)	168,272	174,744	1,405,701

Gross profit	46,853	45,230	377,183
Selling and administrative expenses	65,011	61,708	273,548
Depreciation and amortization	6,422	6,279	27,381
Pre-opening expenses	52	51	295

Operating (loss) profit	(24,632)	(22,808)	75,959
Interest expense, net	663	1,852	4,447

(Loss) income before income tax (benefit) expense	(25,295)	(24,660)	71,512
Income tax (benefit) expense (Note 2)	(498)	(505)	5,151

Net (loss) income from operations	$(24,797)	$(24,155)	$66,361

See accompanying notes to consolidated financial statements.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity and Comprehensive Income

(Thousands of dollars)

Year ended May 2, 2009 and the three months ended August 1, 2009

	Common stock		Additional paid- in capital	Retained earnings	Common stock in treasury
	Class A	Class B
Balance, May 3, 2008	$281	$153	$16,880	$94,515	$(60,342)	$51,487

Comprehensive income:
Net income	—	—	—	66,361	—	66,361
Net effect of excluded assets and liabilities (Note 2)	—	—	—	2,583	—	2,583

Total comprehensive income						68,944

Dividend distributions	—	—	—	(40,906)	—	(40,906)

Balance, May 2, 2009	281	153	16,880	122,553	(60,342)	79,525

Comprehensive loss:
Net loss	—	—	—	(24,797)	—	(24,797)
Net effect of excluded assets and liabilities (Note 2)	—	—	—	703	—	703

Total comprehensive loss						(24,094)

Dividend distributions	—	—	—	(29,288)	—	(29,288)

Balance, August 1, 2009	$281	$153	$16,880	$69,171	$(60,342)	$26,143

See accompanying notes to consolidated financial statements.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Thousands of dollars)

	Three months ended		Year ended
	August 1, 2009	August 2, 2008	May 2, 2009
	(unaudited)
Cash flows from operating activities:
Net (loss) income from operations	$(24,797)	$(24,155)	$66,361
Adjustments to reconcile net (loss) income from operations to net cash (used in) provided by operating activities:
Depreciation and amortization	6,422	6,279	27,381
Impairment charge	4,619	—	4,999
Loss (gain) on sale of fixed assets	(38)	(24)	229
Deferred tax provision (recovery)	(399)	(573)	3,645
Changes in operating assets and liabilities:
Decrease (increase) in:
Trade receivables	(1,012)	(384)	6,951
Merchandise inventories	(387,610)	(395,153)	28,417
Prepaid expenses and other current assets	331	2,041	(1,085)
Other noncurrent assets	(268)	(471)	(1,323)
Increase (decrease) in:
Accounts payable – trade	293,111	306,072	(6,396)
Accounts payable – affiliate	77,248	64,348	(16,607)
Accrued expenses	(30,385)	(30,694)	2,137

Net cash (used in) provided by operating activities	(62,778)	(72,714)	114,709

Cash flows from investing activities:
Capital expenditures	(5,469)	(5,143)	(23,431)
Proceeds from the sale of assets	173	30	101

Net cash used in investing activities	(5,296)	(5,113)	(23,330)

Cash flows from financing activities:
Dividend distributions	(29,288)	(25,462)	(40,906)
Short-term borrowings (repayments)	56,500	62,801	(26,400)
Payments on long-term liabilities	(116)	(43)	(20,421)

Net cash provided by (used in) financing activities	27,096	37,296	(87,727)

Effect on cash of excluded assets and liabilities (Note 2)	727	502	5,166

Net (decrease) increase in cash and cash equivalents	(40,251)	(40,029)	8,818
Cash and cash equivalents:
Beginning of period	59,980	51,162	51,162

End of period	$19,729	$11,133	$59,980

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$593	$2,215	$5,315
Income taxes	152	3	1,848

See accompanying notes to consolidated financial statements.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

1. Description of Business	The business of Barnes & Noble College Booksellers, Inc. and Subsidiaries (the “Company”) principally includes the operation of retail bookstores on college campuses throughout the United States. The Company operated 624 and 620 college bookstores as of August 1, 2009 and May 2, 2009 (the end of fiscal 2009), respectively.

The Company’s business is seasonal with the major portion of sales and operating profit realized during the second and third quarters, which includes sales from the beginning of the school semesters. Due to the seasonal nature of the business, the results of operations for the three months ended August 1, 2009 are not indicative of the results to be expected for the year ended May 1, 2010.

The Company has determined that it has one operating segment. The evaluation was made in accordance with SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information”. The Company’s evaluation included the identification of operating segments by considering the way the business is managed (focusing on the financial information distributed) and the manner in which the chief operating decision maker interacts with the other members of management. The operating segment has as its principal business, the sale of textbooks, trade books, school supplies, school spirit clothing and accessories. These product sales collectively account for substantially all of the Company’s sales.

2. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The accompanying financial statements are presented on a consolidated basis which includes the accounts of the Company and its wholly-owned subsidiaries, BNCB Management Corporation and BNCB Management Holding Corporation. All intercompany balances and transactions have been eliminated in consolidation.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

The accompanying consolidated financial statements have been prepared to present the assets acquired and liabilities assumed by Barnes & Noble, Inc. (“BKS”) in a transaction that closed on September 30, 2009 (see Note 9). Accordingly, such financial statements have been adjusted to exclude the assets and liabilities of the Company that were not acquired or assumed by BKS. The excluded assets consisted primarily of an airplane owned by the Company, as well as the Company’s investments in BKS and GameStop Corp. The primary liability not assumed was the debt related to the airplane. The net book value of the excluded assets and liabilities, which amounted to approximately $117 million as of May 3, 2008, has been reflected as a reduction of retained earnings as of that date. The changes in the net book value of such excluded assets and liabilities have been presented in the accompanying consolidated statement of stockholders’ equity. Such amounts are presented as an increase in retained earnings to be consistent with the initial exclusion of assets and liabilities recorded on May 3, 2008 as a reduction of retained earnings.

In the opinion of management, the accompanying unaudited consolidated financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly its consolidated financial position as of August 1, 2009 and the results of its operations and its cash flows for the three months ended August 1, 2009 and August 2, 2008.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid securities with original maturities of three months or less to be cash equivalents.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents. Cash and cash equivalents are maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand.

Inventories

Merchandise inventories, consisting entirely of finished goods, are stated at the lower of cost, determined under both the first-in, first-out (FIFO) method and the last-in, first-out (LIFO) method, or market. As of August 1, 2009 and May 2, 2009, 87.3% and 71.8%, respectively, of the Company’s inventory was valued using the LIFO method. The Company’s LIFO reserve was not material to the recorded amount of inventory or the results of operations.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are expensed as incurred. Construction-in-progress consists primarily of build-out of new stores and renovation of existing stores.

Goodwill

The costs in excess of net assets of businesses acquired are carried as goodwill in the accompanying consolidated balance sheets.

The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, and, as a result, the Company does not amortize goodwill. The Company performs an annual impairment review of its goodwill and determined that no impairment charges have been necessary through August 1, 2009.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for short-term and long-term debt approximates fair value because, in general, the interest on the underlying instruments approximates market rates.

Long-Lived Assets

The Company follows the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which requires impairment losses to be recorded on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. The Company evaluates long-lived assets for impairment starting at the university contract combined store level, at which individual cash flows can be identified. Impairment losses included in selling, general and administrative expenses totaled $5.0 million for the fiscal year ended May 2, 2009 and $4.6 million for the three months ended August 1, 2009. There was no impairment for the three months ended August 2, 2008.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”, which presents income taxes on the liability method. Under the liability method, deferred income taxes are provided on the differences in bases of assets and liabilities between financial reporting and tax returns using enacted tax rates. Effective May 1, 1998, the Company elected, with the consent of its stockholders, to be taxed as an S corporation under the provisions of the Internal Revenue Code and in certain other state and local jurisdictions, where allowable. The stockholders are required to report the Company’s taxable income or loss in their personal income tax returns; accordingly,

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

such income taxes are not reflected in the financial statements. The financial statements include a provision for income taxes in certain states and local jurisdictions that do not recognize S corporation status.

For the year ended May 2, 2009, the Company recognized current state and local income tax expense of $1.6 million. In addition, a deferred state and local tax provision was recognized in 2009 of $3.6 million, which relates primarily to an adjustment of deferred taxes on prior year LIFO reserves.

Fiscal Year

The Company operates on a 52-53 week fiscal year ending on the Saturday closest to the end of April. The quarters ended August 1, 2009 and August 2, 2008 consisted of thirteen weeks and the year ended May 2, 2009 consisted of 52 weeks.

Pre-opening Costs

Advertising, payroll and other costs associated with the opening of new stores are expensed as incurred.

Revenue Recognition

Revenue from sales of the Company’s products is recognized at the time of sale. Sales returns (which are not significant) are recognized at the time returns are made.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Amounts reported based on these assumptions include but are not limited to allowance for doubtful accounts, vendor allowances and inventory allowances.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

Reclassifications

Certain reclassifications have been made to prior year information to conform with the current year’s presentation.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141(R)”), which requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest of an acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier application is prohibited. The adoption of SFAS No. 141(R) did not have a material impact on the Company’s results of operations or its financial position.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which requires (1) ownership interests in subsidiaries held by parties other than the parent to be clearly identified, labeled, and presented in the consolidated balance sheet within equity, but separate from the parent’s equity; (2) the amount of consolidated net income attributable to the parent and to the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of operations; and (3) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently as equity transactions. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier application is prohibited. The adoption of SFAS No. 160 did not have a material impact on the Company’s results of operations or its financial position.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133”, which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS No. 161 did not have a material impact on the Company’s results of operations or its financial position.

In April 2009, the FASB issued FASB Staff Position No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”, which amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the consolidated financial statements. This Staff Position is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The adoption of this Staff Position did not have a material effect on the Company’s operations.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”. SFAS No. 165 establishes principles and requirements for subsequent events, which are events or transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, SFAS No. 165 sets forth (a) the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (b) the circumstances under which an entity shall recognize events or transactions occurring after the

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

balance sheet date in its financial statements; and (c) the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. SFAS No. 165 is effective for interim or annual financial periods ending after June 15, 2009 and is to be applied prospectively. The adoption of SFAS No. 165 did not have a material impact on the Company’s results of operations or its financial position and its requirements are reflected herein.

3. Property and Equipment	Property and equipment consists of the following:

	Estimated useful life	August 1, 2009	May 2, 2009
		($ in thousands)
Buildings and leasehold improvements	Life of asset or lease, whichever is less	$86,515	$84,993
Fixtures and equipment	5	164,173	163,217
Computer software	3	36,033	35,838
Construction-in-progress		2,070	1,186

		288,791	285,234
Less: Allowance for depreciation and amortization		212,741	206,945

		$76,050	$78,289

Depreciation and amortization expense was $27.4 million, $6.4 million and $6.3 million, for the year ended May 2, 2009 and the three months ended August 1, 2009 and August 2, 2008, respectively.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

4. Debt Obligations	Debt obligations, including revolving credit facilities, consist of the following:

	August 1, 2009	May 2, 2009
	($ in thousands)
Revolving credit facilities (a)	$180,000	$123,500
Other long-term liabilities (b)	2,211	2,294

	182,211	125,794
Less: Current maturities of debt obligations and revolving credit facilities	180,453	123,920

	$1,758	$1,874

(a)    On November 13, 2006, the Company entered into a new credit facility. The new agreement provides for a $400 million five-year revolving credit facility (“Credit Facility”). The Credit Facility permits borrowings at various interest rates based on the prime rate or London Interbank Offered Rate (“LIBOR”). In addition, the agreement requires the Company to pay a commitment fee for the unused portion. The Credit Facility contains covenants, limitations and events of default typical of credit facilities of this size and nature, including financial covenants which require the Company to meet, among other things, debt service coverage and leverage ratios and dividend distributions. The Company is required to pay the outstanding balance down to zero during each fiscal year. As a result of this requirement, the Credit Facility is classified as short-term debt.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

Selected information related to the Company’s Credit Facility is as follows:

Year ended May 2, 2009
($ in thousands)
Balance at end of period	$123,500
Average balance outstanding during the period	109,226
Maximum borrowings outstanding during the period	288,800

Fees expensed with respect to the unused portion of the Company’s Credit Facility were $0.3 million during the fiscal year ended May 2, 2009.

(b)    Other long-term liabilities consist of an obligation under a capital lease with a related party of $1.5 million and a capital lease for computer hardware acquired through a third party of $0.8 million as of May 2, 2009 (see Note 5). The current portion of the capital lease obligation is included in accrued liabilities in the consolidated balance sheets.

As of May 2, 2009, annual maturities of debt obligations are as follows:

Fiscal year	Amount
($ in thousands)
2010	$123,920
2011	469
2012	524
2013	302
2014	327
Thereafter	252

Total	$125,794

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

5. Leases	The Company has operating lease agreements for retail stores, office space and equipment, which expire on various dates through 2026. The agreements, which have been classified as operating leases, generally provide for both minimum and percentage payments. Certain operating lease agreements require advance payments at the inception of the lease. These upfront payments, which amount to $21.7 million and $18.5 million at May 2, 2009 and August 1, 2009, respectively, are amortized over the life of the lease and are included in other noncurrent assets in the consolidated balance sheets.

Included in capital leases is a lease with a related party (see Note 7(a)(ii)) which has been classified as a capital lease in accordance with Financial Accounting Standards Board (“FASB”) No. 13 and is included in contractual rights at a capitalized amount of $2.4 million. Accumulated amortization of $1.9 million and $2.0 million as of May 2, 2009 and August 1, 2009, respectively, has been included in the allowance for depreciation and amortization.

At May 2, 2009, minimum annual contractual commitments under the Company’s leases, net of estimated sublease income (see Note 7(a)(i)), were as follows:

	Capital lease	Operating leases
	($ in thousands)
2010	$702	$102,600
2011	702	89,840
2012	702	76,235
2013	426	65,709
2014	401	57,480
Thereafter	263	166,385

Total guaranteed contract payments	3,196	$558,249

Amounts representing interest	(902)
Less: Current portion	(420)

	$1,874

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

Contract expense for all operating leases was $198.4 million for the year ended May 2, 2009.

6. Profit Sharing Plan	The Company established a defined contribution profit sharing plan covering employees who have one credited year of service and who have reached age 21. A credited year is defined as a 12 consecutive month period during which an employee is credited with at least 1,000 hours of service. Effective February 1, 2008, employees who have reached age 18 and have been credited with at least 1,000 hours of service can join the plan.

The Company’s matching contribution is equal to 100% of the employee’s contribution up to a maximum amount of 4% of each employee’s salary, but in no event could the employee’s total contribution for any calendar tax year exceed the limit prescribed by the Internal Revenue Code.

The employee is 100% vested in Company matching contributions made on and after January 1, 2002. For Company matching contributions made prior to January 1, 2002, the employee begins vesting 20% at the 3rd year of credited service and 20% per year thereafter, until reaching 100% vesting at the 7th credited year of service.

Total Company contributions amounted to approximately $3.0 million for the year ended May 2, 2009.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

7. Related Party Transactions	Unless otherwise stated, the principal stockholder of the Company is also a stockholder of the entities referred to below. The accounts payable to affiliate relates substantially to the transactions described in paragraph (b) below:

(a) The operating leases and capital lease described in Note 5 include commitments for certain premises leased by the Company from related parties, as follows:

(i)     The Company’s previous administrative offices located in New York City are subleased from an affiliated company, BKS, through March 2020. The sublease agreement provides for annual rentals ranging from $555,000 to $595,000 for the first 12 years, adjusting to fair market value in the last 13 years based upon a calculation stipulated in the lease. During fiscal 2004, the Company vacated the premises covered by this lease and relocated its corporate offices from New York City, NY to Basking Ridge, NJ. The Company has entered into a sublease of this space with a new unrelated third party tenant through March 2020. This sublease agreement provides for annual rental payments of approximately equivalent amounts to the sublease with BKS. Sublease income is recorded as a reduction of rent expense.

(ii)    The Company leases a store from a partnership in which the principal stockholder of the Company has a majority interest, for a 30-year term ending in 2014. The lease provides for annual rentals of $401,000 but also provides for periodic increases in annual rentals based upon the determination of fair market rent, as defined in the lease. The lease has been accounted for as a capital lease based on the minimum lease payment requirements at the inception of the lease. Increases in the minimum rentals are expensed as incurred.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

(b)    During the three months ended August 1, 2009 and August 2, 2008 and the year ended May 2, 2009, the Company had net purchases of college textbooks from MBS Textbook Exchange, Inc. (“MBS”), an affiliate, approximating $68.7 million, $74.6 million and $90.6 million, respectively. In addition, the Company earned commissions from MBS’s buy-back program of used college textbooks and distance learning approximating $6.8 million and $4.7 million during the three months ended August 1, 2009 and August 2, 2008, respectively, and $14.7 million for the year ended May 2, 2009.

(c)    The Company allocates certain administrative expenses to BKS incurred on its behalf. Allocated expenses were approximately $0.1 million for the three months ended August 1, 2009 and August 2, 2008, and $0.4 million for fiscal 2009.

(d)    The Company purchased $13.9 million, $16.6 million and $48.4 million, (at cost) of trade books from BKS during the three months ended August 1, 2009 and August 2, 2008 and the fiscal year ended May 2, 2009, respectively. The books were sold at retail in certain of the Company’s college bookstores. In addition, the Company was allocated expenses from BKS approximating $1.1 million, $0.9 million and $4.3 million for the three months ended August 1, 2009, August 2, 2008 and the fiscal year ended May 2, 2009, respectively, for occupancy, insurance and other related costs.

(e)    The Company is provided with national freight distribution, including trucking services, by Argix Direct Inc. (“Argix”) (formerly the LTA Group, Inc.), a company in which the brother of the principal stockholder owns a minority interest. The Company paid Argix approximately $0.4 million and $0.5 million during the three months ended August 1, 2009 and August 2, 2008, respectively, and $1.6 million during the fiscal year ended May 2, 2009. The Company believes these costs compare favorably with other third-party freight carriers.

Barnes & Noble College Booksellers, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Information for Periods Ended August 1, 2009 and

August 2, 2008 is Unaudited

8. Fair Value	SFAS No. 157, “Fair Value Measurements”, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework, creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements, and details the disclosures that are required for items measured at fair value. The Company currently does not have non-financial assets and non-financial liabilities that are required to be measured at fair value on a recurring basis. Under SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, entities are permitted to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value measurement option under SFAS No. 159 for any of its financial assets or liabilities.

9. Subsequent Events

SFAS No. 165 requires that companies evaluate subsequent events through the date that the financial statements are issued. Management has evaluated subsequent events through the time of the filing of these financial statements on December 9, 2009.

On September 30, 2009, BKS completed their acquisition of the Company through a stock purchase agreement previously entered into on August 7, 2009, with the shareholders, pursuant to which BKS acquired all of the issued and outstanding capital stock of the Company. Assets and liabilities excluded from the sale were removed from the Company prior to closing including common stock of BKS (see Note 2). In connection with the distribution of the excluded assets, 667,058 shares of the common stock of BKS previously held by the Company were transferred to members of its management team and employees. The previously announced purchase price of $596 million was reduced to reflect $82 million in cash bonuses paid by the Company to members of its management team and employees immediately prior to closing. In conjunction with the transaction, the revolving credit facility described in Note 4 was repaid in full.